UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 2, 2011

EnergyConnect Group, Inc.

(Exact name of Company as specified in its charter)

000-26226

(Commission File Number)

Oregon	93-0935149
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

901 Campisi Way, Suite 260

Campbell, CA 95008

(Address of principal executive offices, with zip code)

(408) 370-3311

(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 2, 2011, the Board of Directors of EnergyConnect Group, Inc. (“EnergyConnect”) approved, effective as of the execution of that certain Agreement and Plan of Merger by and among EnergyConnect, Johnson Controls Holding Company, Inc., a Delaware corporation, (“JCI Holding”), and Eureka, Inc., an Oregon corporation and wholly owned subsidiary of JCI Holding, which occurred on March 2, 2011, an increase to the base salary of each of our named executive officers, such that their new base salary is as follows: Kevin R. Evans, President and Chief Executive Officer ($300,000), John P. Stremel, Chief Technology Officer and Vice President, Grid Operations ($180,000) and D. Jay Crookston, Vice President, Sales ($170,000).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2011	ENERGYCONNECT GROUP, INC.

	By:	/s/ Kevin R. Evans
	Name:	Kevin R. Evans
	Title:	President and Chief Executive Officer